     As filed with the Securities and Exchange Commission on July 14, 1997
                                                Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                   LASERSCOPE
             (Exact name of Registrant as specified in its charter)

            CALIFORNIA                               77-0049527
      (State of incorporation)           (I.R.S. Employer Identification No.)

                               3052 ORCHARD DRIVE
                         SAN JOSE, CALIFORNIA 95134-2011
                    (Address of principal executive offices)
                             -----------------------

                        1989 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)
                             -----------------------

                              ROBERT V. McCORMICK
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   LASERSCOPE
                               3052 ORCHARD DRIVE
                         SAN JOSE, CALIFORNIA 95134-2011
                                 (408) 943-0636
 (Name, address and telephone number, including area code, of agent for service)

                             -----------------------
                                    Copy to:

                                ELIAS J. BLAWIE,
                               THOMAS H. TOBIASON
                                Venture Law Group
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488


--------------------------------------------------------------------------------------------------------------------
                                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                                     Proposed      Proposed Maximum
                                                Maximum Amount        Maximum          Aggregate          Amount of
                                                     to be        Offering Price    Offering Price      Registration
    Title of Securities to be Registered         Registered(1)       Per Share                              Fee
--------------------------------------------------------------------------------------------------------------------
1989 EMPLOYEE STOCK PURCHASE PLAN
   Common Stock,
   $0.01 par value..........................       150,000 shares    $4.52(2)          $677,343.75      $205.26

                                                   150,000 shares    $4.52             $669,343.75      $205.26
   Total

-----------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. Excludes all shares previously registered under Registrant's 1989 Employee Stock Purchase Plan on Form S-8 (File No.:
         333-07089).

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on July 10, 1997, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced plan. An aggregate of 150,000 shares of Common Stock issued under the referenced plan are registered hereby.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The contents of the Registrant's Form S-8 Registration Statement filed June 28, 1996 (File No.: 333-07089) are hereby incorporated by reference.

Item 8.        EXHIBITS.

               Exhibit
                Number

                  5.1         Opinion of Venture Law Group, a Professional
                              Corporation.

                  23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

                  23.2        Consent of Independent Auditors.

                  24.1        Powers of Attorney (see p. 3).

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Laserscope, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 14, 1997.

                                         LASERSCOPE

                                         By: /s/ Robert V. McCormick
                                            ----------------------------------
                                            Robert V. McCormick, President and
                                            Chief Executive Officer



                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert V. McCormick and Dennis LaLumandiere, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                    Title                                    Date
               ---------                                    -----                                    ----
/s/ Benjamin L. Holmes
------------------------------------     Chairman of the Board of Directors                       July 14, 1997
(Benjamin L. Holmes)

/s/ Robert V. McCormick
------------------------------------     President, Chief Executive Officer and                   July 14, 1997
(Robert V. McCormick)                    Director

/s/ Dennis LaLumandiere
------------------------------------     Vice President of Finance and Chief                      July 14, 1997
(Dennis LaLumandiere)                    Financial Officer (Principal Financial
                                         and Accounting Officer)


/s/ David Cohen
------------------------------------     Director                                                 July 14, 1997
(David Cohen)

/s/ Klaus Goffloo
------------------------------------     Director                                                 July 14, 1997
(Klaus Goffloo)

/s/ Thomas Ihlenfeldt
------------------------------------     Director                                                 July 14, 1997
(Thomas Ihlenfeldt)


------------------------------------     Director                                       July __, 1997
(E. Walter Lange)

/s/ Rodney Perkins, M.D.
------------------------------------     Director                                       July 14, 1997
(Rodney Perkins, M.D.)

/s/ Robert J. Pressley, Ph.D.
------------------------------------     Director                                       July 14, 1997
(Robert J. Pressley, Ph.D.)

                                INDEX TO EXHIBITS


  Exhibit
   Number                          Description
 ---------    --------------------------------------------------------

    5.1       Opinion of Venture Law Group, a Professional Corporation

    23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

    23.2      Consent of Independent Auditors.

    24.1      Powers of Attorney (see p. 3).